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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2002

TUESDAY MORNING CORPORATION
(Exact name of registrant as specified in its charter)

0-19658
(Commission File Number)

Delaware (State or other jurisdiction of incorporation or organization)	75-2398532 (I.R.S. Employer Identification No.)

14621 Inwood Road
Addison, Texas 75001
(Address of principal executive offices, with zip code)

(972) 387-3562
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address,
if changed since last report)

Item 4.    Changes in Registrant's Certifying Accountant.

        The Audit Committee of the Board of Directors of Tuesday Morning Corporation annually considers and recommends to the Board the selection of Tuesday Morning's independent public accountants. As recommended by Tuesday Morning's Audit Committee, the Board on May 14, 2002 decided to dismiss Arthur Andersen LLP as Tuesday Morning's independent public accountants and to engage Ernst & Young LLP to serve as Tuesday Morning's independent public accountants for fiscal 2002.

        Andersen's reports on Tuesday Morning's consolidated financial statements for the two most recent fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During Tuesday Morning's two most recent fiscal years and through the date of this Form 8-K, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on Tuesday Morning's consolidated financial statements for such years; and there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

        Tuesday Morning provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Andersen's letter, dated May 17, 2002, stating its agreement with such statements.

        During Tuesday Morning's two most recent fiscal years and through the date of this Form 8-K, Tuesday Morning did not consult Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Tuesday Morning's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits

  16.1
  Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 17, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TUESDAY MORNING CORPORATION
/s/ MARK E. JARVIS
Date: May 21, 2002	By:	Mark E. Jarvis
	Its:	Executive Vice President and Chief Financial Officer

TUESDAY MORNING CORPORATION
INDEX TO EXHIBITS

Exhibit Number	Description
16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 17, 2002.

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  Item 4. Changes in Registrant's Certifying Accountant.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
TUESDAY MORNING CORPORATION INDEX TO EXHIBITS